Exhibit 3.1

VERITIV CORPORATION

AMENDED AND RESTATED BYLAWS

As amended and restated effective November 1, 2022

ARTICLE I

STOCKHOLDERS

Section 1.01.         Annual Meetings. The annual meeting of the stockholders of Veritiv Corporation (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting in accordance with these Amended and Restated Bylaws (as may be amended from time to time in accordance with the terms hereof, these “Bylaws”) shall be held within or without the State of Delaware, at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the board of Directors of the Corporation (the “Board of Directors”) and set forth in the notice or waiver of notice of meeting. The Board of Directors may, at any time prior to the holding of an annual meeting of stockholders and for any reason, postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.02.         Special Meetings.

(a)           Special meetings of the stockholders of the Corporation may be called only in accordance with the amended and restated certificate of incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”) and the provisions set forth in these Bylaws. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by applicable law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. The Board of Directors may, at any time prior to the holding of a special meeting of stockholders and for any reason, postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

(b)          No stockholder may request that the Secretary of the Corporation (the “Secretary”) call a special meeting of stockholders pursuant to these Bylaws (a “Stockholder Requested Special Meeting”) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such Stockholder Requested Special Meeting, which request shall be in proper form and delivered to the Secretary at the principal executive office of the Corporation. For purposes hereof, a “Meeting Requesting Person” shall mean (1) the stockholder of record making the request to fix a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting of stockholders, (2) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (3) any affiliate of such stockholder of record or beneficial owner(s). To be in proper form, such request shall bear the signature and the date of signature by the stockholder or stockholders submitting such request and set forth:

(i)            if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and, if such stockholder is not a stockholder of record, the name and address of such stockholder,

(ii)           the reasons for conducting the business proposed to be conducted at the Stockholder Requested Special Meeting (the “Proposed Business”); and

(iii)          as to each item of Proposed Business and each Meeting Requesting Person and Stockholder Associated Person (as defined below), the information required to be set forth in a notice under Article I, Section 1.12 of these Bylaws as if such Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 1.02(b)(iii), the term “Meeting Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Article I, Section 1.12 of these Bylaws.

(c)           Within 10 business days after the Secretary receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 1.02 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 1.02 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clauses (ii) or (iv) of Section 1.02(e) below.

(d)          Without qualification, a Stockholder Requested Special Meeting shall not be called unless one or more stockholders owning as of the Requested Record Date not less than 20% of all votes entitled to be cast by the holders of all the outstanding capital stock of the Corporation entitled to vote generally in an election of Directors (the “Requisite Percentage”) timely provide one or more requests to call such Stockholder Requested Special Meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be timely, a stockholder’s request to call a Stockholder Requested Special Meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the 60th day following the Requested Record Date. To be in proper form for purposes of this Section 1.02, a request to call a Stockholder Requested Special Meeting shall bear the signature and the date of signature by the stockholder or stockholders submitting such request and set forth:

(i)            if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and, if such stockholder is not a stockholder of record, the name and address of such stockholder,

(ii)           the reasons for conducting the Proposed Business at the Stockholder Requested Special Meeting; and

(iii)          as to each item of Proposed Business and each Meeting Requesting Person and Stockholder Associated Person (as defined below), except for any Solicited Stockholder (as defined below), the information required to be set forth in a notice under Article I, Section 1.12 of these Bylaws as if such Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 1.02(d)(iii), the term “Meeting Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Article I, Section 1.12) of these Bylaws. For purposes hereof, “Solicited Stockholder” means any stockholder that has provided a request to call a Stockholder Requested Special Meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”) by way of a definitive consent solicitation statement filed on Schedule 14C, and the term “Special Meeting Request” refers to a request to call a Stockholder Requested Special Meeting that is delivered to the Secretary by a stockholder as of the Requested Record Date and is timely and in proper form under this Section 1.02.

(e)           The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 1.02, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.

(f)            A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) stockholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable (but in any event on or prior to the 60th day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the Board of Directors’ option, either (A) the original record date, meeting date and time, and location for the Stockholder Requested Special Meeting set in accordance with Section 1.02(g) below shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board of Directors may disregard the original record date, meeting date and time, and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 1.02(g) below and, within 10 days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date, meeting date and time, and location for the Stockholder Requested Special Meeting (and in such case notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 1.04 below).

(g)           Subject to Section 1.02(f) above, within 10 days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 1.02 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date, meeting date and time, and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than 120 days after the date on which valid Special Meeting Requests from stockholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked). Subject to Section 1.04 above, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with this Section 1.02(g), and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 1.04 below.

(h)           In connection with a Stockholder Requested Special Meeting called in accordance with this Section 1.02, the stockholders of record (except for any Solicited Stockholder) who requested that the Board of Directors fix a Requested Record Date in accordance with Section 1.02 or the stockholders who delivered a Special Meeting Request to the Secretary in accordance with this Section 1.02 shall further update the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 1.02 remains true and correct as of the record date for stockholders entitled to vote at the Stockholder Requested Special Meeting and as of the date that is 10 business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five business days after the record date for stockholders entitled to vote at the Stockholder Requested Special Meeting (in the case of the update required to be made as of such record date) and not later than 5:00 p.m. Eastern Time seven business days prior to the date for the Stockholder Requested Special Meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of 10 business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(i)            Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting of stockholders except in accordance with this Section 1.02. If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 1.02 or determines that the stockholders of record requesting that the Board of Directors fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 1.02, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting of stockholders. In addition to the requirements of this Section 1.02, each Meeting Requesting Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting of stockholders.

Section 1.03.         Participation in Meetings by Remote Communication. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation of stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04.         Notice of Meetings; Waiver.

(a)           Unless otherwise required by law, the Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given either personally, by mail or by electronic transmission (if permitted under the circumstances by the DGCL) not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date of stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting of the stockholders, (iii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board of Directors, the Chief Executive Officer or the Secretary.

(b)          A written waiver of notice of meeting signed by a stockholder, or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05.         Quorum. Except as otherwise required by law, by the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of record of a majority of the voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting; provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.08 of these Bylaws until a quorum shall attend. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.06.         Voting.

(a)           Except as otherwise provided in the Certificate of Incorporation or these Bylaws, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at 5:00 p.m. Eastern Time on the record date for such vote. If no record date has been fixed for a meeting of stockholders, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote (unless otherwise provided by the Certificate of Incorporation or by applicable law) for each such share of stock outstanding in his or her name on the books of the Corporation at 5:00 p.m. Eastern Time on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held.

(b)           Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation or its securities, the vote of the holders of a majority in voting power of the shares of stock entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting, other than the election of Directors.

(c)           Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation or its securities, Directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of Directors at which a quorum is present; provided, however, that in a Contested Election of Directors (as defined below) at such a meeting, Directors shall be elected by a plurality of the votes cast on the election of Directors (instead of by votes cast “for” or “against” a nominee). The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for Director set forth in Section 1.12 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for Director unless plurality voting applies in the election of Directors. If, with respect to an election of Directors not constituting a Contested Election of Directors and for which a quorum is present, any incumbent Director does not receive a majority of the votes cast, such Director shall promptly tender a resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board of Directors. Such Director shall continue in office until such resignation is accepted or, if not accepted, such Director’s successor shall have been elected and qualified. The Nominating and Governance Committee shall promptly consider the tendered resignation, and a range of possible responses based on the circumstances, if known, that led to the election results, and make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether any other action should be taken with respect thereto. The Board of Directors will act on any such recommendation by the Nominating and Governance Committee within 90 days following certification of the stockholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the Securities and Exchange Commission. Any Director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee or Board of Directors recommendation or deliberations regarding whether to accept the resignation offer or take other action. If Directors who have tendered resignations constitute a majority of the Directors then in office, then, with respect to each tendered resignation, all Directors, other than the Director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto. The stockholders do not have a right to cumulate their votes for the election of Directors.

Section 1.07.         Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment or postponement thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.07 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to vote in person or by proxy at any meeting of stockholders.

Section 1.08.         Adjournment. Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any person entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the requirements of Section 1.04 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.09.         Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy may be voted or acted upon after the expiration of one year from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering a revocation of the proxy or a new proxy bearing a later date with the Secretary. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 1.10.         Organization; Procedure; Inspection of Elections.

(a)           At every meeting of stockholders the presiding person shall be the Chairperson of the Board of Directors or, in the event of his or her absence or disability, the Chief Executive Officer, or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board of Directors. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there is no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person shall act as secretary of the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the presiding person of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the presiding person may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)           Preceding any meeting of the stockholders, the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11.         Stockholder Action by Written Consent.

(a)           An action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote only in accordance with the Certificate of Incorporation and if the procedures in this Section 1.11 shall have been complied with.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder or group of stockholders holding no less than the Requisite Percentage and seeking to have the stockholders authorize or take corporate action by written consent (a “Stockholder Requested Consent Solicitation”) shall, by written notice to the Secretary at the principal executive offices of the Corporation, first request the Board of Directors to fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Article I, Section 1.11(c) of these Bylaws. For purposes hereof, a “Consent Requesting Person” shall mean (i) the stockholder or stockholders of record making the request to fix a Consent Record Date, (ii) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (iii) any affiliate of such stockholder of record or beneficial owner(s).

(c)           Without qualification, a request by a stockholder for the Board of Directors to fix a Consent Record Date shall not be valid unless one or more stockholders owning as of the date of such request and as of the Consent Record Date not less than the Requisite Percentage timely provide one or more requests to set a Consent Record Date in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be in proper form for purposes of this Section 1.11, such request shall include the signature and the date of signature by the stockholder or stockholders submitting such request and set forth:

(i)            if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and, if such stockholder is not a stockholder of record, the name and address of such stockholder,

(ii)           the reasons for conducting corporate action pursuant to the Stockholder Requested Consent Solicitation; and

(iii)          as to each matter to be submitted for stockholder action by written consent in the Stockholder Requested Consent Solicitation and each Consent Requesting Person and Stockholder Associated Person (as defined below), include any other information required to be set forth in a notice under Article I, Section 1.12 of these Bylaws as if such matter were to be considered at an annual meeting of stockholders, except that for purposes of this Section 1.11(c)(iii), the term “Consent Requesting Person” shall be substituted for the term “stockholder” in all places it appears in Article I, Section 1.12 of these Bylaws.

(d)           Notwithstanding anything to the contrary contained in this Section 1.11, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by written consent, the Board of Directors may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Board of Directors to determine the validity of the request required by this Section 1.11 and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 1.11 and applicable law.

(e)           The Secretary shall not accept, and shall consider ineffective, any request to set a Consent Record Date that (i) does not comply with this Section 1.11, (ii) relates to an action proposed to be taken by written consent of stockholders in lieu of a meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an action proposed to be taken by written consent of stockholders in lieu of a meeting that did not appear on the written request that resulted in the determination of the Consent Record Date or (iv) otherwise does not comply with applicable law. Notwithstanding anything in these Bylaws to the contrary, if the Board of Directors determines that any request to fix a Consent Record Date was not properly made in accordance with this Section 1.11, or determines that the stockholders of record requesting that the Board of Directors fix such Consent Record Date have not otherwise complied with this Section 1.11, then the Board of Directors shall not be required to fix such Consent Record Date.

(f)            The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received or five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting under this Section 1.11(f) and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11(f)). If (i) the request required by this Section 1.11(f) has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 1.11 and applicable law or (ii) no such determination shall have been made by the date required by this Section 1.11(f), and in either event no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Article I, Section 1.11(h) of these Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law in response to a valid request for a Consent Record Date, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at 5:00 p.m. Eastern Time on the date on which the Board of Directors adopts the resolution taking such prior action.

(g)           Every written consent pursuant to this Section 1.11 shall bear the date of signature of each stockholder who shall sign such consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 1.11, written consents signed by a sufficient number of stockholders to take action shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery of written consents under this Section 1.11 shall be by hand or by certified or registered mail, return receipt requested.

(h)           In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

(i)            Any stockholder seeking an action proposed to be taken by written consent shall further update the information previously provided by such stockholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 1.11 shall be true and correct (i) as of the record date for determining the stockholders eligible to take such action and (ii) as of the date that is 10 days prior to the date the consent solicitation is commenced. Such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five business days after the Consent Record Date (in the case of the update required to be made as of the record date) and not later than five business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of 10 days prior to the date the consent solicitation is commenced). Any stockholder giving a written consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law.

(j)            In addition to the requirements of this Section 1.11, each Consent Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Stockholder Requested Consent Solicitation. Notwithstanding anything in these Bylaws to the contrary, any action by written consent of stockholders in lieu of the meeting that does not comply with the requirements of this Section 1.11 shall be considered invalid and the Secretary shall not accept, and shall consider ineffective, any consents delivered to the Corporation in connection therewith.

(k)            Notwithstanding anything to the contrary set forth above, (i) none of this Section 1.11 shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(l)            Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

Section 1.12.         Notice of Stockholder Proposals and Nominations.

(a)           Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a Committee appointed by the Board of Directors for such purpose or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws and who is a stockholder of record at the time such notice is delivered through the date of such meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14(a)-8 under the Exchange Act) at an annual meeting of stockholders.

In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.12(a)(i) of these Bylaws, the stockholder must have given timely notice thereof in proper written form to the Secretary and any such proposed business other than nominations must constitute a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. Eastern Time on the 120th day, and not later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(ii)           To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing,

(A)            as to each matter the stockholder proposes to bring before the meeting other than the election or reelection of Directors:

(1)            a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(2)            the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these Bylaws, the text of the proposed amendment); and

(3)            a complete and accurate description of any material interest in such business of each stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Exchange Act;

(B)            as to each individual whom the stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), if any:

(1)            the name, age, business address and residential address of such Proposed Nominee;

(2)            the principal occupation and employment of such Proposed Nominee;

(3)            written questionnaire with respect to the background and qualifications of such Proposed Nominee completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within 10 days after receiving such request);

(4)            such Proposed Nominee’s executed written consent to being named in the proxy statement and form of proxy as a nominee;

(5)            such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within 10 days after receiving such request) that such Proposed Nominee: (I)  is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation; (III)  will, if elected as a Director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV)  intends to serve a full term if elected as a Director of the Corporation; (V) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (VI) will tender his or her resignation as a Director of the Corporation if the Board of Directors determines that such Proposed Nominee failed to comply with the provisions of this Section 1.12(a)(ii)(B)(5) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such Proposed Nominee.

(6)            a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant;

(7)            a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(8)            all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder giving notice or any Stockholder Associated Person in connection with the solicitation of proxies for the election of Directors in a contested election or otherwise required pursuant to the Proxy Rules;

(C)            as to the stockholder giving notice and any Stockholder Associated Person:

(1)            the name and address of such stockholder and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(2)            the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such stockholder or any Stockholder Associated Person (including any rights right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;

(3)            the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such securities;

(4)            a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);

(5)            any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(6)            a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any of the Stockholder Associated Persons or (II) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Stockholder or any Stockholder Associated Person;

(7)            any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(8)            any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(9)            any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person;

(10)          any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(11)          a description of any material interest of such stockholder or any Stockholder Associated Person in the business proposed by such stockholder, if any, or the election of any Proposed Nominee;

(12)          a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.12;

(13)          a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled;

(14)          (I) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Stockholder Associated Person that contains or describes the stockholder’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation;

(15)          all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;

(16)          a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or Stockholder Associated Person is or has been a stockholder of the Corporation;

(17)          (I) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and

(18)          all other information relating to such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such stockholder, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (1) through (18) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder providing notice pursuant to this Section 1.12 solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(D)            a representation that such stockholder intends to appear in person or cause a Qualified Representative (as defined below) of such stockholder to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(E)             a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, Director, affiliate or associate of the Corporation;

(F)             identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(G)             a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(b)           Additional Information.

(i)            In addition to the information required pursuant to the foregoing provisions of this Section 1.12, the Corporation may require any stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within 10 days after it has been requested by the Corporation.

(ii)            The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof.

(c)           Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a Committee appointed by the Board of Directors for such purpose or (ii) provided that the Board of Directors has determined that the Directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice including all information required to be set forth under, and complying in all respects with, Article I, Section 1.12 of these Bylaws as if such nomination was to be considered at an annual meeting of stockholders, shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to such special meeting or, if public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made less than 90 days prior to the date of the special meeting, the 10th day following the day on which such public announcement is first made. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)           General.

(i)            No person shall be eligible for election as a Director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 1.12 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in this Section 1.12 or by the Board of Directors. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of Directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.12. Except as otherwise provided by law, the presiding person of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the presiding person of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder providing notice under this Section 1.12 (or a Qualified Representative of such stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii)            A stockholder providing notice under this Section 1.12 shall update such notice if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than 5:00 p.m. Eastern Time five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than 5:00 p.m. Eastern Time seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such stockholder’s prior submission and (III) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.12(d)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.12 and shall not extend the time period for the delivery of notice pursuant to this Section 1.12. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.12.

(iii)          If any information submitted pursuant to this Section 1.12 by any stockholder nominating individuals for election or reelection as a Director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a Committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.12. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.12 (including if any stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.12(a)(ii)(G)) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors, any such stockholder shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 1.12 and (B) a written affirmation of any information submitted by such stockholder pursuant to this Section 1.12 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.12.

(iv)          If (A) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) such stockholder or Stockholder Associated Person subsequently either (x) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such Proposed Nominee. Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v)           In addition to complying with the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(vi)          Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 1.12 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(vi)          For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) a “Qualified Representative” of a stockholder means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (D) “Stockholder Associated Person” shall mean, with respect to a stockholder and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (II) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (V) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VIII) any Proposed Nominee.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.         General Powers. Except as may otherwise be provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers and authority of the Corporation.

Section 2.02.         Election of Directors. At each annual meeting of the stockholders, the successors of the Directors whose terms expire at that meeting shall be elected.

Section 2.03.         Annual and Regular Meetings; Notice.

(a)           The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders either (i) at the place of such annual meeting of the stockholders, in which event notice of such annual meeting of the Board of Directors need not be given or (ii) at such other time and place as shall have been specified in advance notice given to members of the Board of Directors of the date, place and time of such meeting. Any such notice shall be given at least 24 hours in advance if provided to each Director by facsimile, by telephone or by electronic transmission, or delivered to him or her personally, or at least five days in advance, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice whether before or after such meeting.

(b)           The Board of Directors from time to time may by resolution provide for the holding of regular meetings. Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all Directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.04.         Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by (a) the Chairperson of the Board of Directors, (b) the Chief Executive Officer of the Corporation or (c) the Secretary, at such place (within or without the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on (x) 24 hours’ notice, if such notice is provided by facsimile, by telephone or by electronic transmission to each Director or delivered to him or her personally, or (y) five days’ notice, if such notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address; provided, however, that if the Chairperson of the Board of Directors or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairperson of the Board of Directors or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given personally or by email, telephone, facsimile or any other similar means of communication. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice of such meeting unless so required by law.

Section 2.05.         Quorum. A quorum for meetings of the Board of Directors shall consist of a majority of the total number of Directors then in office.

Section 2.06.         Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07.         Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.08.         Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the business and affairs of the Corporation as the Board of Directors may deem appropriate. Except as otherwise provided in these Bylaws, the Chairperson of the Board of Directors or, in the Chairperson’s absence, the Lead Director (if any), or, in the Lead Director’s absence, a Director chosen by a majority of the Directors present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson shall be the medium of communication to the Board of Directors and to the standing Committees of all matters presented for their consideration, and shall have such powers and perform such duties as may from time to time be assigned to the Chairperson by the Board of Directors.

Section 2.09.         Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.10.         Removal; Resignation; Vacancies. Directors may only be removed as set forth in the Certificate of Incorporation. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairperson of the Board of Directors or the Secretary. Such resignation shall take effect upon the time of its acceptance by the Chairperson of the Board of Directors or Secretary unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Vacancies on the Board of Directors may only be filled as set forth in the Certificate of Incorporation.

Section 2.11.         Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special Committees may be allowed compensation for attending Committee meetings.

Section 2.12.         Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.13.         Chairperson of the Board. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such other powers and duties as prescribed by these Bylaws and the Certificate of Incorporation and as may from time to time be assigned by the Board of Directors.

Section 2.14.         Lead Director. If the Chairperson of the Board does not qualify as independent in accordance with the applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Independent Directors (as defined below) shall appoint a Lead Director. The Lead Director shall be one of the Directors who has been determined by the Board of Directors to be “independent” (any such Director, an “Independent Director”). The Lead Director shall preside at all executive sessions of the Board of Directors and any other meeting of the Board of Directors at which the Chairperson of the Board is not present and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board of Directors.

ARTICLE III

COMMITTEES

Section 3.01.         General. The Board of Directors may from time to time designate committees of the Board of Directors (each, a “Committee” and collectively, the “Committees”), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those Committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of any member of any Committee and any alternate member in his or her place, the member or members of the Committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02.         How Constituted. The Board of Directors shall have a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and such other committees as the Board of Directors may determine. Each Committee shall consist of such number of Directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. Any Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.03.         Powers. To the extent permitted by law, each Committee shall have such powers and responsibilities as the Board of Directors may from time to time authorize and, each Committee, except as otherwise provided in this Section 3.03, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors, which authorization shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. Any Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. No Committee shall have the power or authority:

(a)           to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b)           to adopt an agreement of merger or consolidation or a certificate of ownership and merger;

(c)           to approve, adopt or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)           to approve, adopt or recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

(e)           to adopt, amend or repeal these Bylaws of the Corporation.

Section 3.04.         Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time; provided, that the Board of Directors may adopt other rules and regulations for the governance of any Committee not inconsistent with the provisions of these Bylaws. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors following any such proceedings.

Section 3.05.         Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating a Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.06.         Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.07.         Resignations. Any member of any Committee may resign from such Committee at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.         Removal. Any member of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the number of Directors then in office.

Section 3.09.         Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act (assuming a quorum is present), and any such vacancy may be filled by the Board of Directors subject to Article III, Section 3.02 of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.01.         Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents a Secretary, and a Treasurer. The Board of Directors may also designate as officers, or may delegate to the Chief Executive Officer the authority to appoint, a President, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person, except that one person may not concurrently hold both the office of Chief Executive Officer and Secretary. The officers of the Corporation need not be stockholders of the Corporation.

Section 4.02.         Election. Unless otherwise determined by the Board of Directors and except as otherwise provided in these Bylaws, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors at which his or her successor has been elected and qualified. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03.         Salaries. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors or duly appointed Committee or in the manner established by the Board of Directors or duly appointed Committee.

Section 4.04.         Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors or by the Chief Executive Officer as permitted pursuant to Section 4.06. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors, or, if the Chief Executive Officer has been delegated authority pursuant to Section 4.06 below to fill such office, then by the Chief Executive Officer subject to the terms of such delegation pursuant to Section 4.06 or by the Board of Directors.

Section 4.05.         Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or in a resolution of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.06.         Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 4.07.         President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 4.08.         Vice President. Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.09.         Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe. Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 4.10.         Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 4.11.         Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

Section 4.12.         Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, or any officer of the Corporation authorized thereby, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE V

CAPITAL STOCK

Section 5.01.         Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request a certificate signed by the appropriate officers of the Corporation, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

Section 5.02.         Signatures; Facsimile. All signatures on the certificates referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.         Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation and a bond or undertaking as may be satisfactory to a financial officer of the Corporation to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.         Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares shall be made on the books of the Corporation as provided by applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to applicable law and the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05.         Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, and to the fullest extent permitted by law, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests; provided, that if a transfer of shares shall be made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06.         Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

OFFICES

Section 6.01.         Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 6.02.         Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.         Execution of Instruments. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may authorize the Chief Executive Officer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 7.02.         Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year beginning January 1 and ending December 31.

Section 7.03.         Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 7.04.         Electronic Transmission. “Electronic transmission,” as used in these Bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

AMENDMENT OF BYLAWS

Section 8.01.         Amendment. Subject to the provisions of the Certificate of Incorporation, the Board of Directors is expressly authorized to make, alter, amend and repeal these Bylaws subject to the power of the stockholders of the Corporation to alter, amend and repeal these Bylaws. Any amendment, alteration or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office. In addition to any other vote otherwise required by applicable law, the stockholders of the Corporation may amend, alter or repeal these Bylaws, provided, that any such action shall require the affirmative vote of the holders of at least a majority of the outstanding common stock of the Corporation.

ARTICLE IX

EMERGENCY BYLAWS

Section 9.01.         Emergency Bylaws. This Article IX shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a Committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article IX, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article IX shall cease to be operative unless and until another Emergency shall occur.

Section 9.02.         Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any Committee thereof may be called by any member of the Board of Directors or such Committee or the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors or Committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 9.03.         Quorum. At any meeting of the Board of Directors called in accordance with Section 9.02 above, the presence or participation of three Directors shall constitute a quorum for the transaction of business, and at any meeting of any Committee of the Board of Directors called in accordance with Section 9.02 above, the presence or participation of one Committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of Directors is not able to attend a meeting of the Board of Directors or any Committee thereof, then the Designated Officers in attendance shall serve as Directors, or Committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or Committee members, as the case may be, of the Corporation.

Section 9.04.         Liability. No officer, Director or employee of the Corporation acting in accordance with the provisions of this Article IX shall be liable except for willful misconduct.

Section 9.05.         Amendments. At any meeting called in accordance with Section 9.02 above, the Board of Directors, or any Committee thereof, as the case may be, may modify, amend or add to the provisions of this Article IX as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 9.06.         Repeal or Change. The provisions of this Article IX shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders pursuant to Article VIII of these Bylaws, but no such repeal or change shall modify the provisions of Section 9.04 above with regard to action taken prior to the time of such repeal or change.

Section 9.07.         Definitions. For purposes of this Article IX, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, Directors of the Corporation, or members of a Committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of Directors or Committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

ARTICLE X

CONSTRUCTION

Section 10.01.       Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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